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                                                                   EXHIBIT 10.22



                               SECURITY AGREEMENT

               THIS SECURITY AGREEMENT, dated as of May 5, 2000, is entered into by Signalscape, Inc., a Delaware corporation ("Debtor"), and SPARTA, Inc., a Delaware corporation ("Secured Party").


                                    RECITALS

        A. Concurrently with the execution and delivery of this Agreement, Debtor and Secured Party have executed and delivered an Advisory Services Agreement of even date herewith (the "Advisory Agreement"), under which Debtor is obligated to pay to Secured Party certain sums at the times and in the amounts specified in the Advisory Agreement.

        B. As an inducement to Secured Party to enter into the Advisory Agreement, Debtor desires to grant a security interest to Secured Party in all of the assets of Debtor, to secure performance of the obligations imposed by the Advisory Agreement and this Agreement.


                                    AGREEMENT

               In consideration of the foregoing recitals and the covenants set forth below, Debtor and Secured Party agree as follows:

1. CREATION OF SECURITY INTEREST. For value received, Debtor hereby grants to Secured Party a security interest in all of the assets and property of Debtor described on Exhibit A attached hereto (collectively, the "Collateral").

2. OBLIGATIONS SECURED. The obligations secured by this Agreement are the payment and performance of all indebtedness, obligations and agreements of Debtor under the Advisory Agreement; all indebtedness, obligations and agreements of Debtor under this Agreement; and all indebtedness, obligations and agreements of Debtor contained in any and all amendments, modifications, renewals and/or extensions of any of the foregoing, including, without limitation, amendments, modifications, renewals and/or extensions which are evidenced by new or additional instruments, documents or agreements.

3. REPRESENTATIONS AND WARRANTIES. Debtor represents, warrants and agrees that: the security interest granted hereby is a second priority security interest in all of the Collateral, and is junior in order of priority only to any future security interest in favor of any of Debtor's principal banks (individually, the "Senior Lender" and, collectively, the "Senior Lenders") which secures obligations of the Debtor to the Senior Lenders in an aggregate amount which is not greater than $1,000,000; Debtor will not further encumber the Collateral; no additional financing statement covering the Collateral, or any part thereof, will be filed in any



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public office, except in favor of Secured Party; Debtor will execute and deliver to Secured Party all documents (including financing statements) and take all such other actions(s) as Secured Party directs to create and perfect a security interest in the Collateral; Debtor will, at its sole cost and expense, defend any claims that may be made against the Collateral; Debtor will not, without Secured Party's prior written consent, transfer, sell, lease, encumber, conceal or otherwise dispose of the Collateral or any interest therein; the Collateral will not be used in violation of any applicable laws, rules or regulations; and Debtor will pay and discharge all taxes and liens on the Collateral prior to delinquency.

4. SECURED PARTY'S RIGHT TO CURE. If Debtor shall fail to perform any obligation hereunder, Secured Party may, but shall not be obligated to, perform the same, and the cost thereof shall be payable by Debtor to Secured Party immediately upon demand, shall bear interest at an annual rate of eighteen percent (18%), and shall be secured by this Agreement.

5. CARE OF COLLATERAL. Unless otherwise specifically agreed to in writing by Secured Party, Debtor shall maintain possession of the Collateral at Debtor's place of business at 5511 Capital Center Drive, Suite 390, Raleigh, North Carolina, and not remove the Collateral from that location.

6. EVENTS OF DEFAULT. Any breach of any obligation or agreement of Debtor under the Advisory Agreement or this Agreement, which breach is not cured within ten (10) days following written notice thereof given by Secured Party to Debtor, shall constitute an "Event of Default" under this Agreement.

7. REMEDIES. Upon the occurrence of an Event of Default, Secured Party shall have in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies which Secured Party may have under applicable law, the following rights and remedies, all of which may be exercised with or without further notice to Debtor, to: settle, compromise or release on terms acceptable to Secured Party, in whole or in part, any amounts owing on the Collateral; enforce payment and prosecute any action or proceeding with respect to any and all of the Collateral; extend the time of payment, make allowances and adjustments and issue credits in Secured Party's name or in the name of Debtor; enforce the liens and security interests created under this Agreement or under any other agreement relating to the Collateral by any available judicial procedure or without judicial process; or sell, assign, lease, or otherwise dispose of the Collateral and any part thereof, either at a public or private sale, in lots or in bulk, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Secured Party, all in Secured Party's sole discretion. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied first to the expenses (including all attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling and the like, and then to the satisfaction of all obligations and indebtedness secured hereby. Application to particular obligations and indebtedness shall be made in Secured Party's absolute discretion.



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8.      DEFICIENCY. If, upon the occurrence of an Event of Default, Secured
        Party takes possession of the Collateral and sells the same pursuant to the provisions of this Agreement and applicable law, any deficiency in the amount due under the terms of this Agreement and the Advisory Agreement shall immediately become due and payable to Secured Party, to the extent allowed by applicable law.

9. TERMINATION. This Agreement shall terminate upon the payment of all obligations secured hereby. Upon termination, Secured Party shall deliver to Debtor a duly executed UCC-2 Termination Statement and any transfer of ownership documents necessary to confirm the termination of Secured Party's security interest in the Collateral.

10.     MISCELLANEOUS.

        (a) WAIVER. Acceptance of partial or delinquent payments by Secured Party or the failure of Secured Party to exercise any right hereunder or under the Advisory Agreement shall not waive any obligation of Debtor, or right of Secured Party, or modify this Agreement, or waive any other similar default.

        (b) TIME OF ESSENCE. Time is of the essence of this Agreement and each and every provision hereof.

        (c) ENTIRE AGREEMENT. This Agreement contains the entire security agreement between Secured Party and Debtor. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto, relating to the subject matter contained in this Agreement, which are not fully expressed herein.

        (d) SEVERABILITY OF PROVISIONS. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        (e) AMENDMENT. This Agreement may only be amended by the written consent of all of the parties to this Agreement at the time of such amendment.

        (f) ATTORNEYS' FEES. If any party to this Agreement shall bring any action, suit, counterclaim, appeal, arbitration, or mediation for any relief against any other party to this Agreement, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), the losing party shall pay to the prevailing party a reasonable sum for attorneys' fees and costs incurred in bringing and prosecuting such Action and/or enforcing any judgment, order, ruling, or award (collectively, a "Decision") granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such Action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision. The court or arbitrator may fix the amount of



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                reasonable attorneys' fees and costs on the request of either party. For the purposes of this section, attorneys' fees shall include, without limitation, fees incurred in the following: postjudgment motions and collection actions; contempt proceedings; levy, and debtor and third party examinations; discovery; and bankruptcy litigation. "Prevailing party" within the meaning of this section includes a party who agrees to dismiss an Action on the other party's payment of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.

        (g) CUMULATIVE REMEDIES. All of the Secured Party's rights and remedies hereunder are cumulative and not exclusive, and are in addition to all rights and remedies provided by law or in equity or under any other agreement between Debtor and Secured Party, or otherwise.

        (h) RIGHTS AND OBLIGATIONS OF SUCCESSORS. The rights of the parties hereto shall inure to the benefit of, and the obligations of the parties hereto shall be binding on, their respective successors, assigns, representatives and heirs.

        (i) GENERAL INTERPRETATION. The terms of this Agreement have been negotiated by the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted, or in favor of the party receiving a particular benefit under the Agreement. No rule of strict construction will be applied against any person.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

        SPARTA, INC.                               SIGNALSCAPE, INC.

(j)

By:  /s/ JERRY R. FABIAN                     By: /s/ J. KEITH MCELVEEN
   -----------------------------------          --------------------------------

     JERRY R. FABIAN
     VICE PRESIDENT
Its: DIRECTOR, BUSINESS ADMINISTRATION       Its:
     ---------------------------------            ------------------------------



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                                    EXHIBIT A
                                   COLLATERAL

The security interest is granted in any and all of the following owned by
Debtor:

        (a) All accounts, contract rights, chattel paper, instruments, letters of credit and general intangibles of Debtor, now existing or hereafter arising, and all rights to the payment of money now owned or hereafter acquired by Debtor, whether due or to become due and whether or not earned by performance;

        (b) All inventory, raw materials, work in process, finished goods or materials used or consumed in the business of Debtor, and all accessions thereto, whether in the possession of Debtor, or any warehouseman, bailee or any other person, now owned or hereafter acquired by Debtor, all inventory which is returned to or repossessed by Debtor;

        (c) All of Debtor's equipment, furniture, fixtures, personal property, machinery, tools and implements, and all accessions or additions thereto, now existing or hereafter acquired, and all tools, parts and equipment now or hereafter added to or used in connection with any of the above;

        (d) All negotiable and non-negotiable warehouse receipts, bills of lading and other documents of title now owned or hereafter acquired by Debtor;

        (e) All substitutes and replacements for, accessions, attachments and other additions to, tools, parts and equipment used in connection with, and proceeds and products of, the above Collateral (including all income and benefits resulting from any of the above, such as dividends payable or distributable in cash, property or stock; interest, premium and principal payments; redemption proceeds and subscription rights; and shares or other proceeds of conversions or splits of any securities in Collateral), all certificates of title, manufacturer's statements of origin, other documents, accounts and chattel returned or repossessed Collateral, any of which, if received by Debtor, shall be delivered immediately to Secured Party;

        (f) All policies of insurance covering the items described in paragraphs a. through a above; and

        (g) All proceeds of the items described in paragraphs a. through f. of this Exhibit A.



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